Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-273668, 333-266744, 333-258586, 333-244366, 333-226724, 333-218184, 333-211653, 333-196572 and 333-187726) on Form S-8 and the registration statement (No. 333-254622) on Form S-3 of our report dated February 22, 2024, with respect to the consolidated financial statements of Prothena Corporation plc and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
San Francisco, California
February 22, 2024